                                                                   Exhibit 10.18

                      SECOND AMENDMENT TO LEASE AGREEMENT

        WHEREAS, Landlord and Tenant have heretofore entered into a certain Lease Agreement (hereinafter referred to as the "Lease"), dated January 1, 1992 pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain premises known as 7606 Pebble Drive, Building 28, Riverbend Business Park, Fort Worth, Texas 76118 (hereinafter referred to as the "Demised Premises"); and

        WHEREAS, Landlord and Tenant have agreed to amend and modify certain terms and provisions of the Lease and/or First Amendment and are desirous of evidencing such agreement.

        NOW, THEREFORE, in consideration of the above and foregoing recitals and the mutual benefits to accrue to each of the parties hereunder, it is hereby agreed as follows:

        The original Lease Agreement between Landlord and Tenant was duly assigned to Trinity Business Group, a Texas General Partnership.

        Paragraph (1) DEFINITIONS AND BASIC PROVISIONS; shall be amended as follows:

        Subsection (c) "Premises:" "12,000 square feet" shall be deleted in its entirety and "15,000 square feet" shall be inserted in its place. This additional square footage reflects tenant's expansion into 7612
        Pebble Drive.

        Subsection (e) "Basic Rental:" "3,325 per month" shall be deleted in its entirety and "$4,156.25 per month" shall be inserted in its place as of February 15, 1996.

        Exhibit "B" RIVERBEND BUSINESS PARK, TENANT IMPROVEMENTS: shall be amended by adding the following:

        Tenant accepts 7612 Pebble Drive (Expansion Space) in "as is" condition. All improvements to this space are to be done at Tenant's expense. Any improvements proposed for this space must be (1) approved in writing by Landlord, and (2) completed by a licensed contractor.

        This Amendment shall commence February 15, 1996 and the payment by Tenant and Landlord of all rent and other charges shall remain due and owing under the Lease.

        WHEREAS, this Amendment shall not constitute an agreement by Landlord and shall not be binding upon Landlord unless and until this Amendment shall be executed by Landlord and Tenant and shall be delivered by Landlord to Tenant.

        This agreement may not be changed orally, and shall be binding upon and inure to the benefit of the parties, their respective heirs, successors and, as permitted, their assigns.

        Except as herein expressly amended or modified, all terms, covenants and provisions of the Lease are hereby confirmed and ratified and shall remain in full force and effect.

LANDLORD: TRINITY BUSINESS GROUP, A         TENANT: PHARMCHEM LABORATORIES,
          TEXAS GENERAL PARTNERSHIP                 INC.

By: /s/ Frank J. Macari                     By: /s/ Joe Halligan
    -------------------------------             -------------------------------
    Frank J. Macari, President of FJM, Inc.     Name:   Joe Halligan
    General Partner of FJM Investment, Ltd.     Title:  CEO